QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1

FIRST AMENDMENT TO RIGHTS AGREEMENT

        FIRST AMENDMENT TO RIGHTS AGREEMENT (the "First Amendment"), dated as of October 28, 2004, between Kaneb Services LLC, a Delaware limited liability company (the "Company") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, National Association, a national banking association (the "Rights Agent"), amending the Rights Agreement, dated as of June 27, 2001, between the Company and the Rights Agent (the "Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Rights Agreement.

W I T N E S S E T H

        WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") proposed to be entered into by and among Valero L.P., a Delaware Limited Partnership ("VLI"), River Logistics, L.P., Valero GP, LLC, VLI Sub A, a Delaware limited liability company and a wholly-owned subsidiary of VLI ("VLI Sub A"), and the Company, pursuant to which at the KSL Effective Time (as such term is defined in the Merger Agreement), VLI Sub A will be merged with and into the Company (the "KSL Merger"), with the Company being, subject to the terms of the Merger Agreement, the surviving entity and surviving as a wholly owned direct or indirect subsidiary of VLI;

        WHEREAS, the Board of Directors of the Company has approved and adopted the Merger Agreement and declared its advisability and approved the KSL Merger and the other transactions contemplated by the Merger Agreement;

        WHEREAS, in connection with the KSL Merger and in accordance with Section 26 of the Rights Agreement, the Company desires to amend the Rights Agreement as hereinafter set forth and has executed and delivered this First Amendment immediately prior to the execution and delivery of the Merger Agreement; and

        WHEREAS, the Company has requested that the Rights Agent execute this First Amendment;

        NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

        1.     Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

        "KSL Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

        "KSL Merger" shall have the meaning ascribed to such term in the Merger Agreement.

        "Merger Agreement" shall mean the Agreement and Plan of Merger proposed to be entered into by and among VLI, River Logistics, L.P., Valero GP, LLC, VLI Sub A and the Company, as the same may be amended in accordance with the terms thereof.

        "VLI" shall mean Valero L.P., a Delaware Limited Partnership.

        "VLI Sub A" shall mean VLI Sub A, a Delaware limited liability company and a wholly-owned subsidiary of VLI.

        2.     The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, neither VLI nor any Affiliate or Associate of VLI, including, but not limited to, VLI Sub A, shall be, become or be deemed an

Acquiring Person (and no Share Acquisition Date shall occur) as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        3.     The definition of "Section 11(a)(ii) Event" in Section 1(j) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no Section 11(a)(ii) Event shall occur as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        4.     The definition of "Section 13 Event" in Section 1(k) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no Section 13 Event shall occur as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        5.     The definition of "Share Acquisition Date" in Section 1(l) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no Share Acquisition Date shall occur as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        6.     Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur and no provisions of this Section 3 shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        7.     Section 11(a)(ii) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no provisions of this Section 11(a)(ii) shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        8.     Section 13(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no provisions of this Section 13(a) shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby."

        9.     The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this First Amendment.

        10.   This First Amendment shall only become effective upon the execution and delivery of the Merger Agreement by the parties thereto.

        11.   Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        12.   This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original.

[Signatures on Following Page]

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed as of the day and year first written above.

Attest:		KANEB SERVICES LLC
By:	/s/ JENETTA S. GRANTHAM	By:	/s/ HOWARD C. WADSWORTH
Name:	Jenetta S. Grantham	Name:	Howard C. Wadsworth
Title:	Assistant Secretary	Title:	Vice President

        IN WITNESS WHEREOF, the undersigned, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, National Association, as Rights Agent under the Rights Agreement, hereby acknowledges and agrees to this First Amendment.

Attest:		JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, NATIONAL ASSOCIATION
By:	/s/ MAY NG	By:	/s/ GREG CAMPBELL
Name:	May Ng	Name:	Greg Campbell
Title:	Vice President & Trust Officer	Title:	Vice President & Trust Officer

QuickLinks

  Exhibit 1